EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE:

MEDIA CONTACT:	Mark Scott, 404.459.7452, mscott@homebanc.com
INVESTOR CONTACT:	Carol Knies, 404.459.7653, cknies@homebanc.com

HomeBanc Corp. Announces Completion of Public Offering of

Approximately $894 Million of Mortgage-Backed Notes

ATLANTA, November 1, 2004, PRNewswire-First Call/ — HomeBanc Corp. (NYSE: HMB) announced today the completion on October 29, 2004, of a public offering through HomeBanc Mortgage Trust 2004-2 (the “Trust”) of approximately $894.7 million of notes (the “Notes”) backed by adjustable rate, residential first mortgage loans. The Notes sold to the public included approximately $763.4 million of Class A-1 and Class A-2 Notes rated AAA by Standard & Poor’s and Aaa by Moody’s Investors Service, and approximately $78.4 million of Class M-1 Notes and approximately $35.0 million of Class M-2 Notes rated AA and Aa2 and A and A2 by S&P and Moody’s, respectively. HMB Acceptance Corp., a HomeBanc subsidiary, acquired approximately $18.0 million of Class B Notes rated BBB/Baa2, together with the certificates representing the equity interest in the Trust.

The Trust includes $897.9 million of adjustable rate, residential first mortgage loans originated by HomeBanc’s subsidiary, HomeBanc Mortgage Corporation. Approximately 75.7% of the total portfolio consists of mortgage loans where the borrower pays interest, in some cases after an initial fixed-rate period of six months or three years or five years, based on the six-month LIBOR rate plus margin.

The initial floating interest rates on the approximate $687.0 million of Class A-1 and the approximate $76.3 million of Class A-2 Notes are one-month LIBOR plus 0.37% and 0.45% per annum, respectively. The initial floating interest rates on the approximate $78.4 million of Class M-1 Notes and on the approximate $35.0 million of Class M-2 Notes are one-month LIBOR plus 0.65% and 1.15% per annum, respectively. The initial floating interest rate on the Class B Notes is one-month LIBOR plus 1.50% per annum.

HomeBanc will treat the Notes issued by HomeBanc Mortgage Trust 2004-2 and held by the public as debt for federal income tax purposes.

The Notes were sold by Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc., as underwriters.

Debra F. Watkins, HomeBanc’s executive vice president of capital markets, stated, “We are very pleased with the terms of our second securitization since our initial public offering on July 19. This transaction is a continuation of our strategy of retaining high quality, adjustable-rate loans match-funded by long-term adjustable rate securitized debt. We expect to periodically engage in similar securitized financings in the future, although the size of individual future transactions will vary and likely will be smaller than this transaction.”

HomeBanc Corp. is the parent company of HomeBanc Mortgage Corporation, a mortgage banking company that focuses on originating purchase money residential mortgage loans in the southeast United States. For more information about HomeBanc Corp., HomeBanc Mortgage Corporation or the Company’s mortgage products, contact HomeBanc at www.homebanc.com.

This press release is not an offer to sell or the solicitation of an offer to buy any securities, and such offers are made only in jurisdictions where permitted pursuant to the prospectus supplement and related prospectus.

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing and size of the Company’s individual future securitization transactions. Such forward-looking statements are based on information presently available to the Company’s management and are subject to various risks and uncertainties, including, without limitation, those described in the company’s SEC reports and filings under “Special Cautionary Notice Regarding Forward Looking Statements” and “Risk Factors.” You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

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